EXHIBIT 3.0

                          CERTIFICATE OF INCORPORATION

                          CERTIFICATE OF INCORPORATION

                                       OF

                                800 Pet.Com, Inc.

                Under Section 402 of the Business Corporation Law

Lester Morse P.C.
111 Great Neck Road
Great Neck, NY  11021



                                        1


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                          CERTIFICATE OF INCORPORATION
                                       OF
                                800 PET.COM, INC.
                                    ---------
                Under Section 402 of the Business Corporation Law

         The undersigned, being a natural person of at lest 18 years of age and acting as the incorporator of the corporation hereby being formed under the Business Corporation Law, certifies that:

         FIRST: The name of the corporation is 800 Pet.Com, Inc.

         SECOND: The corporation is formed for the following purpose or purposes:

         To engage in any lawful act or activity for which corporation may be organized under the Business Corporation Law, provided that the corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency, or other body without such consent or approval first being obtained.

         THIRD: The office of the corporation is to be located in the County of Suffolk, State of New York.

         FOURTH: The total number of shares of stock which the corporation shall have authority to issue is twenty-one million (21,000,000), of which twenty million (20,000,000) shares of the par value of one mil ($.001) each, amounting in the aggregate to twenty thousand ($20,000), shall be common stock and of which one million (1,000,000) shares of the par value of one mil ($.001) each, amounting in the aggregate to one thousand ($1,000), shall be preferred stock.

         The voting powers, designations, preferences and relative, participating optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the preferred stock, in one or more series, shall be fixed by one or more resolutions providing for the issue of such stock adopted by the Corporation's board of directors, in accordance with the provisions of Section 502 of the Business Corporation Law of New York and the board of directors is expressly vested with authority to adopt one or more such resolutions.

         FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon it is: c/o Lester Morse P.C., 111 Great Neck Road, Suite 420, Great Neck, NY 11021.

         SIXTH: The duration of the corporation shall be perpetual.

         SEVENTH: The corporation shall, to the fullest extent permitted by
Article 7 of the Business Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Article, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-Law, resolution of shareholders, resolution of directors, agreement, or otherwise, as permitted by said Article, as to action in any capacity in which he served at the request of the corporation.
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         EIGHTH: The personal liability of the directors of the corporation is eliminated to the fullest extent permitted by the provisions of paragraph (b) of
Section 402 of the Business Corporation Law, as the same may be amended and supplemented.

         NINTH: Whenever under the provisions of the Business Corporation Law shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with the provisions of Section 615 of the Business Corporation Law.

Signed on November 30, 1999

                                                 /s/ Lester Morse
                                                --------------------------------
                                                     Lester Morse, Incorporator
                                                     111 Great Neck Road
                                                     Suite 420
                                                     Great Neck, NY  11021


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                                   EXHIBIT 3.1

                         FIRST CERTIFICATE OF AMENDMENT

                         FIRST CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                                800PET.COM, INC.

                Under Section 805 of the Business Corporation Law

         It is hereby certified that:

         1. The name of the Corporation is 800Pet.Com, Inc.

         2. The Certificate of Incorporation of the Corporation was filed by the Department of State on December 1, 1999.

         3. The Certificate of Incorporation is amended as follows:

            To amend Article FOURTH of the Certificate of Incorporation to designate the rights and preferences of 780,000 shares of Series A Preferred Stock. Accordingly, Article FOURTH of the Certificate of Incorporation is hereby amended and changed to read, in its entirety, as follows:

            "FOURTH. The total number of shares of stock which the corporation shall have authority to issue is twenty-one million (21,000,000), of which twenty million (20,000,000) shares of the par value of one mil ($.001) each, amounting in the aggregate to twenty thousand ($20,000), shall be common stock and of which one million (1,000,000) shares of the par value of one mil ($.001) each, amounting in the aggregate to one thousand ($1,000), shall be preferred stock.

            The voting powers, designations, preferences and relative, participating optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the preferred stock, in one or more series, shall be fixed by one or more resolutions providing for the issue of such stock adopted by the Corporation's board of directors, in accordance with the provisions of Section 502 of the Business Corporation Law of New York and the board of directors is expressly vested with authority to adopt one or more such resolutions. In this respect, the Corporation hereby designates 780,000 shares of its Preferred Stock as "Series A Preferred Stock" with the following rights, preferences and privileges:

            Dividends. Each Share is entitled to cumulative annual dividends of $.06 (i.e. 6% of the liquidation preference) payable on the last business day of April of each year commencing April 2001 with a record date to be fixed annually by the Board of Directors. The first dividend payment shall be pro rated for the period from the date of issuance until December 31, 2000. Unpaid dividends will accumulate and be payable before payment of dividends on the Common Stock.

            Conversion Features. At the option of the holder, each Share of Series A Preferred Stock is convertible into Common Stock at any time prior to redemption or the Company's filing of a registration statement with the Securities and Exchange Commission at the conversion rate defined herein. The conversion rate shall be one share of Common Stock to be issued for each share of Series A Preferred Stock. Upon the completion of an initial public offering of the Company's securities, each outstanding share of Series A Preferred Stock shall automatically convert into Common Stock at the conversion rate defined herein. In the event of conversion, accrued and unpaid dividends must be paid within ten business days of the conversion date. In the event that the Company completes an initial public offering of its securities, of which no assurances can be given, then the conversion ratio shall be calculated by the formula set forth below. (No adjustment shall be made to the conversion ratio in such cases where the Series A Preferred Stock is converted into Common Stock prior to the effective date of a registration statement for an initial public offering of the Company's securities.)

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            $2.00 divided by the initial public offering price per share of
            Common Stock equals the number of shares of Common Stock issuable upon conversion of one share of Series A Preferred Stock. (For example, if the initial public offering price is $.50 per share, the conversion rate shall be four shares of Common Stock for each share of Series A Preferred Stock. If the initial public offering price is $4.00 per share, then the conversion rate shall be .5 shares of Common Stock for each share of Series A Preferred Stock.) No fractional shares shall be issued upon conversion of the Series A Preferred Stock and all amounts will be rounded to the nearest whole share.

            Redemption Rights. Commencing January 1, 2001, the Series A Preferred Stock is redeemable at $1.25 per share plus accrued and unpaid dividends, subject to the holder's right to convert the Series A Preferred Stock into Common Stock at any time up to the close of business on the day preceding the redemption date.

            Voting Rights. Preferred Shares are not entitled to vote, except as otherwise provided by the New York Corporation Law.

            Preference on Liquidation. Each Preferred Share will be entitled to a preference on liquidation equal to $1.00 per share plus accrued and unpaid dividends.

            The conversion ratio, redemption rights and liquidation preference are subject to adjustment by the Board of Directors due to stock splits, stock dividends, combinations, recapitalizations and the like.

         4. Pursuant to Section 803(a) of the Business Corporation Law, this amendment to the Certificate of Incorporation was authorized by unanimous consent of the board of directors of the Corporation on March 31, 2000 pursuant to Section 708(b) of the Business Corporation Law and by the unanimous consent of all the common stockholders of the Corporation on March 31, 2000 pursuant to
Section 615(a) of the Business Corporation Law.

IN WITNESS WHEREOF, the undersigned hereby affirms that statements made herein are true and under penalties of perjury.

Dated: March 31, 2000                 /s/ Nicholas J. Seccafico, Jr.
                                      ------------------------------------------
                                          Nicholas J. Seccafico, Jr., President

                                      /s/ Adrienne Grody
                                      ------------------------------------------
                                          Adrienne Grody, Assistant Secretary

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                                   EXHIBIT 3.2

                         SECOND CERTIFICATE OF AMENDMENT

                         SECOND CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                                800PET.COM, INC.

                Under Section 805 of the Business Corporation Law

         It is hereby certified that:

         1. The name of the Corporation is 800Pet.Com, Inc.

         2. The Certificate of Incorporation of the Corporation was filed by the Department of State on December 1, 1999.

         3. The Certificate of Incorporation is amended as follows:

            To amend Article FIRST of the Certificate of Incorporation to change our corporate name. Accordingly, Article FIRST is amended and changed to read in its entirety as follows:

            "FIRST. The name of the Corporation is Pathfinder Business Resources, Inc."

         4. Pursuant to Section 803(a) of the Business Corporation Law, this amendment to the Certificate of Incorporation was authorized by unanimous consent of the board of directors of the Corporation on July 31, 2000 pursuant to Section 708(b) of the Business Corporation Law and by the unanimous consent of all the common stockholders of the Corporation on July 31, 2000 pursuant to
Section 615(a) of the Business Corporation Law.

IN WITNESS WHEREOF, the undersigned hereby affirms that statements made herein are true and under penalties of perjury.

Dated: July 31, 2000
                                    /s/ Nicholas J. Seccafico
                                   --------------------------------------------
                                        Nicholas J. Seccafico, Jr., President

                                    /s/ Adrienne Grody
                                   --------------------------------------------
                                        Adrienne Grody, Assistant Secretary

                                   EXHIBIT 3.3

                                     BY-LAWS

                                     BY-LAWS
                                       OF
                       PATHFINDER BUSINESS RESOURCES, INC.

                        ARTICLE 1. SHAREHOLDERS' MEETING

SECTION 1. ANNUAL MEETING.

           Annual meetings of stockholders shall be held on the fifteenth day of the fifth month following the end of each fiscal year or as soon thereafter as practicable, as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

SECTION 2. AGENDA AT THE SHAREHOLDERS' ANNUAL MEETING.

           (a) Calling the meeting to order;

           (b) Roll call;

           (c) Reading of the minutes of the last meeting;

           (d) Reports to the Officers;

           (e) Reports of the Committees;

           (f) Election of the Directors;

           (g) Adjournment

SECTION 3. SPECIAL MEETINGS.

           Special meetings of the shareholders may be called at any time by the Board of Directors or by the President or the Secretary at the written request of the holders of fifty percent (50%) of the shares then outstanding and entitled to vote thereat, or as otherwise required under the provisions of the Business Corporation Law.

SECTION 4. PLACE OF MEETINGS.

           All meetings of shareholders shall be held at the principal office of the Corporation, or at such other places within or without the State of New York as shall be designated in the notices or waivers of notices of such meetings.

                                   BY-LAWS -1

SECTION 5. NOTICE OF MEETINGS.

           (a) Written notice of each meeting of shareholders, whether annual or special, stating the time when and place it is to be held, shall be served either personally or by mail, not less than ten or more than fifty days before the meeting, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to receive payment for their shares pursuant to the Business Corporation Law, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be directed to each such shareholder at his address, as it appears on the records of the shareholders of the Corporation, unless he shall have previously filed with the Secretary of the corporation a written request that notices intended for him be mailed to some other address, in which such case, if shall be mailed to the address designated in such request.

           (b) Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of such notice and prior to the meeting, or to any shareholder who attends such meeting, in person or by proxy, or to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of shareholders need not be given, unless otherwise required by statute.

SECTION 6. QUORUM OF SHAREHOLDERS.

           (a) Except as otherwise provided herein, or by statute, or in the Certificate of Incorporation (such Certificate and any amendments thereof being hereinafter collectively referred to as the "Certificate of Incorporation"), at an meetings of shareholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of shareholders holding of record a majority of the total number of shares of the Corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

           (b) Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present. However, if after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date.

                                   BY-LAWS -2

SECTION 7. VOTING.

           (a) Except as otherwise provided by statute or by the Certificate of Incorporation, any corporate action, other than the election of directors to be taken by vote of the shareholders, shall be authorized by a majority of votes cast at a meeting of the shareholders by the holders of shares entitled to vote thereon. Election of directors shall be accomplished by a candidate receiving a plurality of the votes cast at a shareholder's meeting by the shareholders entitled to vote in the election.

           (b) Except as otherwise provided by statute or by the Certificate of Incorporation, at each meeting of shareholders, each holder of record of stock of the Corporation entitled to vote thereat, shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation. Upon demand of the shareholders holding ten percent (10%) in interest of the shares, present in person or by proxy, and entitled to vote, and voting shall be by ballot.

SECTION 8. PROXIES.

           Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the persons executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

SECTION 9. ACTION WITHOUT A MEETING.

           Whenever under the provisions of the Business Corporation Law shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action, at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with the provisions of Section 615 of the Business Corporation Law.

                              ARTICLE II. DIRECTORS

SECTION 1. NUMBER.

           The affairs and the business of the Corporation, except as otherwise provided in the Certificate of Incorporation, shall be managed by the Board of Directors. The number of the directors of the Corporation shall be one (1) unless and until otherwise determined by vote of a majority of the entire Board of Directors. The "entire Board" as used in this Article shall mean the total number of directors which the Corporation would have if there were no vacancies. The number of directors shall be fixed by resolution of the board of directors.

                                   BY-LAWS -3

SECTION 2. HOW ELECTED.

           At the annual meeting of shareholders, the persons duly elected by the votes cast at the election held thereat shall become the directors for the ensuing year.

SECTION 3. TERM OF OFFICE AND QUALIFICATIONS.

           The term of office of each of the directors shall be until the next annual meeting of shareholders and thereafter until a successor has been elected and qualified. Each director shall be at least eighteen years of age.

SECTION 4. DUTIES OF DIRECTORS.

           The Board of Directors shall have the control and general management of the affairs and business of the Corporation unless otherwise provided in the certificate of Incorporation. Such directors shall in all cases act as a Board regularly convened by a majority, and they may adopt such rules and regulations for the conduct of their meetings, and the management and business of the Corporation as they may deem proper, not inconsistent with these By-Laws and the Laws of the State of New York.

SECTION 5. DIRECTORS' MEETINGS.

           Regular meetings of the Board of Directors shall be held immediately following the annual meetings of the shareholders, and at such other times as the Board of Directors may determine. Special meetings of the Board of Directors may be called by the President at any time and must be called by the President of the Secretary upon the written request of two directors. All meetings, both regular and special, shall be held at the principal office of the Corporation or at such other location, within or without the State of New York, as the Board of the Directors may from time to time determine.

SECTION 6. NOTICE OF MEETINGS.

           Notice of the place, day and hour of every regular and special meeting shall be given to each director by delivering the same to him personally or sending the same to him to telegraph or leaving the same at his residence or usual place of business, at least one (1) day before the meeting, or shall be mailed to each director, postage prepaid and addressed to him at the last known Post Office address according to the records of the Corporation, at least three
(3) days before the meeting. No notice of any adjourned meeting of the Board of Directors needs to be given other than by announcement at the meeting, subject to the provisions of Section 7 of this Article.

                                   BY-LAWS -4

SECTION 7. QUORUM OF DIRECTORS.

           At any meeting of the Board of Directors, except as otherwise provided by the Certificate of Incorporation, or by these By-Laws, a majority of the Board of Directors shall constitute a quorum for the transaction of business. However, a lesser number, when not constituting a quorum, may adjourn the meeting until a quorum shall be present or represented.

SECTION 8. DIRECTOR AND COMMITTEE ACTION BY CONFERENCE TELEPHONE.

           Any one or more members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar equipment which allows all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such a meeting.

SECTION 9. VOTING.

           Except as otherwise provided by statute, or by the Certificate of Incorporation, or by these By-Laws, the affirmative vote of a majority of the Directors present at any meeting of the Board of Directors at which a quorum is present shall be necessary for the transaction of any item of business thereat. Any resolution in writing, signed by all of the directors entitled to vote thereon, shall constitute action by such directors to the effect therein expressed, with the same force and effect as if the same had been duly passed by unanimous vote at a duly called meeting of directors and such resolution so signed shall be inserted in the minute book of the Corporation under its proper date.

SECTION 10. VACANCIES.

           Unless otherwise provided in the Certificate of Incorporation, vacancies in the Board of Directors occurring between annual meetings of the shareholders, other than vacancies due to the removal of directors without cause, shall be filled for the unexpired portion of the term by a majority vote of the remaining directors, even though less than a quorum exists. Vacancies occurring in the Board by reason of the removal of directors without cause may be filled only by vote of the shareholders. A director so elected shall hold office for the unexpired term of his predecessor, and until his successor has been elected and qualified.

SECTION 11. REMOVAL OF DIRECTORS.

           Any or all of the directors may be removed, either with or without cause at any time by a vote of the shareholders at any meeting called for such purpose, and another director, or more than one may be elected by such shareholders in the place of the directors(s) so removed, to serve for the remainder of the term.
                                   BY-LAWS -5

SECTION 12. RESIGNATION.

           Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective. However, such resignation will not be effective to discharge any accrue obligations or duties of a director.

SECTION 13. SALARY.

           No stated salary shall be paid to directors, as such, for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board, provided, that nothing herein contained shall be construed to prevent any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 14. CONTRACTS.

           (a) No contract or other transaction between this Corporation and any other Corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other Corporation, provided that such facts are disclosed or made known to the Board of Directors.

           (b) Any director, personally and individually, may be interested in any contract or transaction of this Corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

           (c) However, if there was no such disclosure or knowledge, or if the vote of such interested director was necessary for the approval of such contract or transaction at a meeting of the Board or committee at which it was approved, the Corporation may avoid the contract or transaction, unless the party or parties thereto shall establish affirmatively that the contract or transaction was fair and reasonable as to the Corporation, at the time it was approved by the Board, a committee or the shareholders.

                                   BY-LAWS -6

SECTION 15. COMMITTEES.

            The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and such other committees, and alternate members thereof, as they deem desirable, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board of Directors.

                              ARTICLE III. OFFICERS

SECTION 1. NUMBER OF OFFICERS.

           The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers, including a Chairman of the Board of Directors, and one or more Vice Presidents, as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman of the Board of Directors may be, but is not required to be, Director of the Corporation. Any officer may hold more than one office except the same person may not hold the office of President and Secretary.

SECTION 2. ELECTION OF OFFICERS.

           Officers of the Corporation shall be elected at the first meeting of the Board of Directors. Thereafter, and unless otherwise provided in the Certificate of Incorporation, the officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the annual meeting of shareholders and shall hold office for one year and until their successors have been duly elected and qualified.

SECTION 3. REMOVAL OF OFFICERS

           Any officer elected by the Board of Directors may be removed, with or without cause, and a successor elected, by a vote of the Board of Directors. Any officer elected by the shareholders may be removed, with or without cause, and a successor elected, only by a vote of the shareholders. Additionally, an officer elected by the shareholders may have his authority suspended, for cause, by the Board of Directors.

SECTION 4. PRESIDENT.

           The President shall be the chief executive officer of the Corporation and shall have general charge of business, affairs and property thereof, subject to direction of the Board of Directors, and shall have general supervision over its officers and agents. He shall, if present, preside at all meetings of the Board of Directors in the absence of a Chairman of the Board and at all meetings of shareholders. He may do and perform all acts incident to the office of President.

                                   BY-LAWS -7

SECTION 5. VICE PRESIDENT.

           In the absence of or inability of the President to act, the Vice President shall perform the duties and exercise the powers of the President and shall perform such other functions as the Board of Directors may from time to time prescribe.

SECTION 6. SECRETARY

The Secretary shall:

           (a) Keep the minutes of the meetings of the Board of Directors and of the shareholders in appropriate books.

           (b) Give and serve all notice of all meetings of the Corporation.

           (c) Be custodian of the records and of the seal of the Corporation and affix the latter to such instruments or documents as may be authorized by the Board of Directors.

           (d) Keep the shareholder records in such a manner as to show at any time the amount of shares, the manner and the time the same was paid for, the names of the owners thereof alphabetically arranged and their respective places of residence, or their Post Office addresses, the number of shares owned by each of them and the time at which each person became an owner, and keep such shareholder records available daily during the usual business hours at the office of the Corporation subject to the inspection of any person duly authorized, as prescribed by law.

           (e) Do and perform all other duties incident to the office of Secretary.

SECTION 7. TREASURER.

The Treasurer shall:

           (a) Have the care and custody of and be responsible for all of the funds and securities of the Corporation and deposit such funds in the name and to the credit of the Corporation in such a bank and safe deposit vaults as the directors may designate.

           (b) Exhibit at all reasonable times his books and accounts to any director or shareholder of the Corporation upon application at the office of the Corporation during business hours.

           (c) Render a statement of the condition of the finances of the Corporation at each stated meeting of the Board of Directors if called upon to do so, and a full report at the annual meeting of shareholders. He shall keep at the office of the Corporation correct books of account of all of its business and transactions and such books of account as the Board of Directors may require. He shall do and perform an other duties incident to the office of Treasurer.

           (d) Give the Corporation security for the faithful performance of his duties in such sum and with such surety as the Board of Directors may require.

                                   BY-LAWS -8

SECTION 8. DUTIES OF OFFICERS MAY BE DELEGATED.

           In the case of the absence of any officer of the Corporation, or for any reason the Board may deem sufficient, the Board may, except as otherwise provided in these By-Laws, delegate the powers of such officers to any other officer or any director for the time being, provided a majority of the entire Board concur therein.

SECTION 9. VACANCIES - HOW FILLED.

           Should any vacancy in any office occur by death, resignation or otherwise, the Board of Directors may appoint any qualified person to fill such vacancy, without undue delay, at its next regular meeting or at a special meeting called for that purpose, except as otherwise provided in the Certificate of Incorporation.

SECTION 10. COMPENSATION OF OFFICERS.

           The officers shall receive such salary or compensation as may be fixed and determined by the Board of Directors, except as otherwise provided in the Certificate of Incorporation. No officer shall be precluded from receiving any compensation by reason of the fact that he is also director of the Corporation.

                  ARTICLE IV. CERTIFICATES REPRESENTING SHARES

SECTION 1. ISSUE OF CERTIFICATES REPRESENTING SHARES.

           The President shall cause to be issued to each shareholder one or more certificates, under the seal of the Corporation, signed by the President (or Vice-president) and the Treasurer (or Secretary) certifying the number of shares owned by him in the Corporation. Each certificate shall state upon the face thereof: (1) that the Corporation is formed under the laws of this state;
(2) the name of the person or persons to whom issued; (3) the number and class of shares, and the designation of the series, if any, which such certificate represents. Any restrictions upon transfers imposed by the Corporation should be conspicuously noted on the certificate.

SECTION 2. LOST. DESTROYED AND STOLEN SHARE CERTIFICATES.

           The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss, destruction or wrongful taking of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate thereto issued by it, alleged to have been lost, destroyed or wrongfully taken. On production of such evidence of loss as the board of directors in its discretion may require, the Board of Directors may require the owner of the missing certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper to do so.

                                   BY-LAWS -9

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SECTION 3. TRANSFERS OF SHARES.

           (a) Transfers of shares of the Corporation shall be made on the shares of the records of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.

           (b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, excepts as otherwise expressly provided by law.

                                 ARTICLE V. SEAL

                The seal of the Corporation shall be as follows:



                         ARTICLE VI. INDEMNIFICATION.

           The Corporation shall indemnify any person, made a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director, officer, or employee of the Corporation, against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, or in connection with an appeal therein, except in relation to matters as to which such person is adjudged to have breached his duty to the Corporation. The Corporation shall indemnify any person made a party to an action against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action, if such person acted in good faith, for a purpose which he reasonably believed to be in the best interests of the Corporation, and, in criminal actions, had no reasonable cause to believe that his conduct was unlawful. Such rights of indemnification shall not exclude other rights to which such person may be entitled.

                                   BY-LAWS -10

                  ARTICLE VII. DIVIDENDS OR OTHER DISTRIBUTIONS

           The Corporation, by vote of the Board of Directors, may declare and pay dividends or make other distributions in cash or its bonds or its property on its outstanding shares to the extent as provided and permitted by law, unless contrary to any restriction contained in the Certificate of Incorporation.



                      ARTICLE VIII. NEGOTIABLE INSTRUMENTS

           All checks, notes or other negotiable instruments shall be signed on behalf of this Corporation by such of the officers, agents and employees as the Board of Directors may from time to time designate, except as otherwise provided in the Certificate of Incorporation.

                             ARTICLE IX. FISCAL YEAR

           The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

                              ARTICLE X. AMENDMENTS

SECTION 1. BY SHAREHOLDERS

           All by-laws of the Corporation shall be subject to alteration or repeal, and new by-laws may be made, by a majority vote of the shareholders atthe time entitled to vote in the election of directors.

SECTION 2. BY DIRECTORS.

           The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, the by-laws of the Corporation; provided, however, that the shareholders entitled to vote with respect thereto, as in this
Article X above -provided, may alter, amend or repeal by-laws made by the Board of Directors; except that the Board of Directors shall have no power to change the quorum for meetings of shareholders or of the Board of Directors, or to change any provisions of the by-laws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal by the shareholders. If any by-law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of the shareholders for the election of directors, the bylaw so adopted, amended or repealed, together with a concise statement of the changes made therein.

                                   BY-LAWS -11

                               ARTICLE XI. OFFICES

           The offices of the Corporation shall be located in the City, County and State designated in the Certificate of Incorporation. The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.

           The undersigned Incorporator certifies that he has adopted the foregoing by-laws as the first bylaws of the Corporation, in accordance with the requirements of the Business Corporation Law.

                                   BY-LAWS -12